Exhibit 10.1

COMPANY TRANSACTION SUPPORT AGREEMENT

Dated as of January 16, 2026

By and Among Future Vision II Acquisition Corp., MicroTouch Technology INC., and

the undersigned Company Shareholders

This Company Transaction Support Agreement (this “Agreement”) is entered into as of January 16, 2026, by and among Future Vision II Acquisition Corp., a Cayman Islands exempted company (“Purchaser”), MicroTouch Technology INC., a Cayman Islands exempted company (“Company”), and the undersigned holders of Company Shares (collectively, the “Company Shareholders” and each, a “Company Shareholder”), who collectively hold all of the voting securities of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, the Company, and Future Vision II Acquisition Merger Subsidiary Corp., a Cayman Islands exempted company and wholly-owned subsidiary of Purchaser (“Merger Sub”), have entered into a Merger Agreement dated as of January 16, 2026 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and becoming a wholly-owned subsidiary of Purchaser (the “Merger”), on the terms and subject to the conditions set forth therein;

WHEREAS, the execution and delivery of this Agreement by the Company Shareholders is a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement;

WHEREAS, each Company Shareholder acknowledges that Purchaser and Merger Sub are entering into the Merger Agreement in reliance upon the representations, warranties, covenants, and other agreements of the Company Shareholders set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Each Company Shareholder hereby irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof) or in any other circumstance in which the vote, consent, or other approval of the Company Shareholders is sought, such Company Shareholder shall, and shall cause any other Person holding Company Shares on its behalf to: (a) appear at such meeting or otherwise cause all Company Shares held by such Company Shareholder and entitled to vote to be counted as present for the purpose of calculating a quorum; and (b) vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all Company Shares held by such Company Shareholder and entitled to vote in favor of the approval of the Merger Agreement, the Plan of Merger, the Merger, and the transactions contemplated thereby.

2. Company Shareholders’ Approval Each Company Shareholder hereby irrevocably and unconditionally agrees to execute and deliver, or cause to be executed and delivered, a written consent or resolution in accordance with the Company’s Organizational Documents and the Cayman Companies Act to provide the Company Shareholders’ Approval, approving the Merger Agreement, the Plan of Merger, and the Merger, such approval to be effective immediately following the execution of this Agreement.

3. No Transfer Until the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms, each Company Shareholder shall not, directly or indirectly, sell, transfer, pledge, encumber, assign, or otherwise dispose of any Company Shares or any rights or interests therein, except as may be required to consummate the Merger.

4. Representations and Warranties Each Company Shareholder represents and warrants to Purchaser and the Company that: (a) such Company Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly executed and delivered by such Company Shareholder and constitutes a valid and binding agreement of such Company Shareholder, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws affecting creditors’ rights generally and general principles of equity); (c) the execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of its obligations hereunder will not, violate any law, regulation, or agreement to which such Company Shareholder is a party or by which it is bound; and (d) as of the date hereof, such Company Shareholder is the record and beneficial owner of the number of Company Shares set forth opposite its name on Schedule A hereto, free and clear of any Liens, and has the sole voting power over such shares.

5. Termination This Agreement shall terminate automatically and become void and of no further force or effect upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the mutual written agreement of the parties hereto. Upon termination, no party shall have any further obligations or liabilities hereunder, except for any liabilities arising prior to such termination.

6. Miscellaneous (a) Notices: All notices shall be in writing and delivered in accordance with Section 13.2 of the Merger Agreement. (b) Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to conflicts of law principles. (c) Entire Agreement: This Agreement, together with the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. (d) Amendments: This Agreement may not be amended except by a written instrument signed by all parties hereto. (e) Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Company Transaction Support Agreement as of the date first above written.

Future Vision II Acquisition Corp.

Danhua Xu
Chief Executive Officer and Director

Future Vision II Acquisition Merger Subsidiary Corp.

Danhua Xu
Chief Executive Officer and Director

MicroTouch Technology INC.

AiJiao Tian
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Company Transaction Support Agreement as of the date first above written.

SEEOYSIN Technology

Investment LTD

Director

IN WITNESS WHEREOF, the parties hereto have executed this Company Transaction Support Agreement as of the date first above written.

Super plus Holding Limited

Director

Schedule A

Company Shareholder	Number of Company Shares
Super plus Holding Limited	2,100
SEEOYSIN Technology Investment LTD	7,900

Sch. A-1